Exhibit 99.1

TE Connectivity announces first quarter results for fiscal year 2020

GAAP EPS includes unguided impact of Swiss tax reform; Adjusted EPS exceeds high end of guidance

SCHAFFHAUSEN, Switzerland – January 29, 2020 – TE Connectivity Ltd. (NYSE: TEL) today reported results for the fiscal first quarter ended December 27, 2019.

First Quarter Highlights

•	Net sales were $3.2 billion, down 5% on a reported and organic basis over the first quarter of 2019.

•	Diluted earnings per share (EPS) from continuing operations were $0.07, below the company’s GAAP guidance due to a non-cash charge from Swiss tax reform. Adjusted EPS were $1.21, exceeding the high end of the company’s guidance.

•	Cash flow from continuing operating activities was $411 million and free cash flow was $243 million, with $297 million returned to shareholders.

•	Total orders were $3.2 billion, up 1% sequentially, and the book-to-bill ratio was 1.02.

•	Company is updating full year guidance based on first quarter results.

“I’m pleased with our performance in the first quarter where we delivered sales and adjusted earnings per share above our expectations and generated strong cash flow in what continues to be a challenging market environment,” said Terrence Curtin, chief executive officer of TE Connectivity. “Our Industrial segment grew ahead of guidance driven by strength in our defense, medical, aerospace and energy businesses, while our Transportation segment continued to outperform auto production declines due to our strong content position in the long-term growth trends of electric and connected vehicles. We were pleased to see sequential orders growth this quarter, signaling stabilization in key end markets. Based on our first quarter results, we are updating our GAAP EPS guidance and raising our sales and adjusted EPS guidance for the full year.”

2020 Outlook

The company has updated full year guidance to net sales expectations of $12.85 to $13.25 billion, reflecting 3% actual and 2% organic decline at the mid-point versus the prior year. Diluted EPS from continuing operations are expected to be $3.23 to $3.53, including net restructuring, acquisition-related and other charges of $0.66 and a tax-related charge of $1.06. The company expects adjusted EPS of $4.95 to $5.25.

For the fiscal second quarter of 2020, the company expects net sales of $3.1 billion to $3.3 billion, reflecting a decrease of 6% on an actual basis and 5% on an organic basis year over year at the mid-point. Diluted EPS from continuing operations are expected to be $1.05 to $1.11, including net restructuring, acquisition-related and other charges of $0.17. The company expects adjusted EPS of $1.22 to $1.28.

Information about TE Connectivity’s use of non-GAAP financial measures is provided below. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the attached tables.

Conference Call and Webcast

The company will hold a conference call today beginning at 8:30 a.m. ET. The dial-in information is provided here:

•	At TE Connectivity's website: investors.te.com

•	By telephone: For both "listen-only" participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the United States is (866) 211-4092, and for international callers, the dial-in number is (647) 689-6620.

•	A replay of the conference call will be available on TE Connectivity’s investor website at investors.te.com at 11:30 a.m. ET on January 29, 2020.

About TE Connectivity

TE Connectivity Ltd. (NYSE: TEL) is a $13 billion global industrial technology leader creating a safer, sustainable, productive, and connected future. Our broad range of connectivity and sensor solutions, proven in the harshest environments, enable advancements in transportation, industrial applications, medical technology, energy, data communications, and the home. With nearly 80,000 employees, including more than 8,000 engineers, working alongside customers in approximately 150 countries, TE ensures that EVERY CONNECTION COUNTS. Learn more at www.te.com and on LinkedIn, Facebook, WeChat and Twitter.

Non-GAAP Financial Measures

We present non-GAAP performance and liquidity measures as we believe it is appropriate for investors to consider adjusted financial measures in addition to results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP financial measures provide supplemental information and should not be considered replacements for results in accordance with GAAP. Management uses non-GAAP financial measures internally for planning and forecasting purposes and in its decision-making processes related to the operations of our company. We believe these measures provide meaningful information to us and investors because they enhance the understanding of our operating performance, ability to generate cash, and the trends of our business. Additionally, we believe that investors benefit from having access to the same financial measures that management uses in evaluating our operations. The primary limitation of these measures is that they exclude the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using these non-GAAP financial measures in combination with the most directly comparable GAAP financial measures in order to better understand the amounts, character, and impact of any increase or decrease in reported amounts. These non-GAAP financial measures may not be comparable to similarly-titled measures reported by other companies.

The following provides additional information regarding our non-GAAP financial measures:

•	Organic Net Sales Growth (Decline) – represents net sales growth (decline) (the most comparable GAAP financial measure) excluding the impact of foreign currency exchange rates, and acquisitions and divestitures that occurred in the preceding twelve months, if any. Organic Net Sales Growth (Decline) is a useful measure of our performance because it excludes items that are not completely under management’s control, such as the impact of changes in foreign currency exchange rates, and items that do not reflect the underlying growth of the company, such as acquisition and divestiture activity. This measure is a significant component in our incentive compensation plans.

•	Adjusted Operating Income and Adjusted Operating Margin – represent operating income and operating margin, respectively, (the most comparable GAAP financial measures) before special items including restructuring and other charges, acquisition-related charges, and other income or charges, if any. We utilize these adjusted measures in combination with operating income and operating margin to assess segment level operating performance and to provide insight to management in evaluating segment operating plan execution and market conditions. Adjusted Operating Income is a significant component in our incentive compensation plans.

•	Adjusted Other Income (Expense), Net – represents net other income (expense) (the most comparable GAAP financial measure) before special items including tax sharing income related to adjustments to prior period tax returns and other items, if any.

•	Adjusted Income Tax (Expense) Benefit and Adjusted Effective Tax Rate – represent income tax (expense) benefit and effective tax rate, respectively (the most comparable GAAP financial measures) after adjusting for the tax effect of special items including restructuring and other charges, acquisition-related charges, other income or charges, and certain significant tax items, if any.

•	Adjusted Income from Continuing Operations – represents income from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, tax sharing income related to adjustments to prior period tax returns and other tax items, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects.

•	Adjusted Earnings Per Share – represents diluted earnings per share from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, tax sharing income related to adjustments to prior period tax returns and other tax items, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects. This measure is a significant component in our incentive compensation plans.

•	Free Cash Flow (FCF) – is a useful measure of our ability to generate cash. The difference between net cash provided by continuing operating activities (the most comparable GAAP financial measure) and Free Cash Flow consists mainly of significant cash outflows and inflows that we believe are useful to identify. We believe Free Cash Flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations.

Free Cash Flow is defined as net cash provided by continuing operating activities excluding voluntary pension contributions and the cash impact of special items, if any, minus net capital expenditures. Voluntary pension contributions are excluded from the GAAP financial measure because this activity is driven by economic financing decisions rather than operating activity. Certain special items, including net payments related to pre-separation tax matters and cash paid (collected) pursuant to collateral requirements related to cross-currency swap contracts, are also excluded by management in evaluating Free Cash Flow. Net capital expenditures consist of capital expenditures less proceeds from the sale of property, plant, and equipment. These items are subtracted because they represent long-term commitments.

In the calculation of Free Cash Flow, we subtract certain cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP financial measure indicates. It should not be inferred that the entire Free Cash Flow amount is available for future discretionary expenditures, as our definition of Free Cash Flow does not consider certain non-discretionary expenditures, such as debt payments. In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions, that are not considered in the calculation of Free Cash Flow.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly in the automotive and data and devices industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation, including the effects of Swiss tax reform. More detailed information about these and other factors is set forth in TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended Sept. 27, 2019 as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

# # #

Contacts:	Media Relations: Rachel Quimby TE Connectivity 610-893-9593 Rachel.quimby@te.com	Investor Relations: Sujal Shah TE Connectivity 610-893-9790 sujal.shah@te.com

TE CONNECTIVITY LTD.

 CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended
	December 27,	December 28,
	2019	2018
	(in millions, except per share data)
Net sales	$3,168	$3,347
Cost of sales	2,138	2,233
Gross margin	1,030	1,114
Selling, general, and administrative expenses	367	389
Research, development, and engineering expenses	161	161
Acquisition and integration costs	7	5
Restructuring and other charges, net	24	75
Operating income	471	484
Interest income	6	5
Interest expense	(12)	(27)
Other income (expense), net	5	(1)
Income from continuing operations before income taxes	470	461
Income tax expense	(447)	(78)
Income from continuing operations	23	383
Income (loss) from discontinued operations, net of income taxes	3	(107)
Net income	$26	$276

Basic earnings per share:
Income from continuing operations	$0.07	$1.12
Income (loss) from discontinued operations	0.01	(0.31)
Net income	0.08	0.81

Diluted earnings per share:
Income from continuing operations	$0.07	$1.11
Income (loss) from discontinued operations	0.01	(0.31)
Net income	0.08	0.80

Weighted-average number of shares outstanding:
Basic	335	342
Diluted	337	344

TE CONNECTIVITY LTD.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 27,	September 27,
	2019	2019
	(in millions, except share data)
Assets
Current assets:
Cash and cash equivalents	$742	$927
Accounts receivable, net of allowance for doubtful accounts of $29 and $25, respectively	2,338	2,320
Inventories	2,003	1,836
Prepaid expenses and other current assets	483	471
Total current assets	5,566	5,554
Property, plant, and equipment, net	3,659	3,574
Goodwill	5,846	5,740
Intangible assets, net	1,602	1,596
Deferred income taxes	2,360	2,776
Other assets	943	454
Total assets	$19,976	$19,694

Liabilities and shareholders' equity
Current liabilities:
Short-term debt	$561	$570
Accounts payable	1,433	1,357
Accrued and other current liabilities	1,410	1,613
Total current liabilities	3,404	3,540
Long-term debt	3,412	3,395
Long-term pension and postretirement liabilities	1,365	1,367
Deferred income taxes	142	156
Income taxes	247	239
Other liabilities	849	427
Total liabilities	9,419	9,124
Commitments and contingencies
Shareholders' equity:
Common shares, CHF 0.57 par value, 350,951,381 shares authorized and issued	154	154
Accumulated earnings	12,206	12,256
Treasury shares, at cost, 16,520,951 and 15,862,337 shares, respectively	(1,389)	(1,337)
Accumulated other comprehensive loss	(414)	(503)
Total shareholders' equity	10,557	10,570
Total liabilities and shareholders' equity	$19,976	$19,694

TE CONNECTIVITY LTD.

 CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended
	December 27,	December 28,
	2019	2018
	(in millions)
Cash flows from operating activities:
Net income	$26	$276
(Income) loss from discontinued operations, net of income taxes	(3)	107
Income from continuing operations	23	383
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	174	168
Deferred income taxes	394	(11)
Non-cash lease cost	27	-
Provision for losses on accounts receivable and inventories	20	23
Share-based compensation expense	22	23
Other	10	18
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(24)	(26)
Inventories	(176)	(119)
Prepaid expenses and other current assets	(23)	67
Accounts payable	94	(9)
Accrued and other current liabilities	(185)	(190)
Income taxes	10	15
Other	45	(14)
Net cash provided by continuing operating activities	411	328
Net cash used in discontinued operating activities	-	(31)
Net cash provided by operating activities	411	297
Cash flows from investing activities:
Capital expenditures	(176)	(210)
Proceeds from sale of property, plant, and equipment	2	1
Acquisition of businesses, net of cash acquired	(115)	-
Proceeds from divestiture of discontinued operation, net of cash retained by sold operation	-	288
Other	-	3
Net cash provided by (used in) continuing investing activities	(289)	82
Net cash used in discontinued investing activities	-	(2)
Net cash provided by (used in) investing activities	(289)	80
Cash flows from financing activities:
Net increase (decrease) in commercial paper	(9)	63
Proceeds from issuance of debt	-	350
Repayment of debt	-	(441)
Proceeds from exercise of share options	14	7
Repurchase of common shares	(139)	(519)
Payment of common share dividends to shareholders	(154)	(150)
Transfers to discontinued operations	-	(33)
Other	(26)	(29)
Net cash used in continuing financing activities	(314)	(752)
Net cash provided by discontinued financing activities	-	33
Net cash used in financing activities	(314)	(719)
Effect of currency translation on cash	7	(1)
Net decrease in cash, cash equivalents, and restricted cash	(185)	(343)
Cash, cash equivalents, and restricted cash at beginning of period	927	848
Cash, cash equivalents, and restricted cash at end of period	$742	$505

Supplemental cash flow information:
Interest paid on debt, net	$4	$19
Income taxes paid, net of refunds	43	75

TE CONNECTIVITY LTD.

RECONCILIATION OF FREE CASH FLOW (UNAUDITED)

	For the Quarters Ended
	December 27,	December 28,
	2019	2018
	(in millions)
Net cash provided by continuing operating activities	$411	$328
Excluding:
Cash (collected) paid pursuant to collateral requirements related to cross-currency swap contracts	6	(50)
Capital expenditures, net	(174)	(209)
Free cash flow (1)	$243	$69

(1) Free cash flow is a non-GAAP financial measure. See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

CONSOLIDATED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended
	December 27,	December 28,
	2019	2018
	($ in millions)
	Net Sales	Net Sales
Transportation Solutions	$1,868	$1,986
Industrial Solutions	927	928
Communications Solutions	373	433
Total	$3,168	$3,347

	Operating	Operating	Operating	Operating
	Income	Margin	Income	Margin
Transportation Solutions	$316	16.9%	$332	16.7%
Industrial Solutions	115	12.4	100	10.8
Communications Solutions	40	10.7	52	12.0
Total	$471	14.9%	$484	14.5%

	Adjusted	Adjusted	Adjusted	Adjusted
	Operating	Operating	Operating	Operating
	Income (1)	Margin (1)	Income (1)	Margin (1)
Transportation Solutions	$325	17.4%	$356	17.9%
Industrial Solutions	132	14.2	138	14.9
Communications Solutions	45	12.1	71	16.4
Total	$502	15.8%	$565	16.9%

(1) Adjusted operating income and adjusted operating margin are non-GAAP financial measures. See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NET SALES GROWTH (DECLINE) (UNAUDITED)

	Change in Net Sales for the Quarter Ended December 27, 2019
	versus Net Sales for the Quarter Ended December 28, 2018
	Net Sales		Organic Net Sales
	Growth (Decline)		Growth (Decline) (1)		Translation (2)	Acquisitions
	($ in millions)
Transportation Solutions (3):
Automotive	$(64)	(4.4)%	$(43)	(2.9)%	$(21)	$-
Commercial transportation	(39)	(13.1)	(45)	(15.6)	(7)	13
Sensors	(15)	(6.8)	(25)	(11.3)	(2)	12
Total	(118)	(5.9)	(113)	(5.6)	(30)	25
Industrial Solutions (3):
Aerospace, defense, oil, and gas	24	8.4	27	9.4	(3)	-
Industrial equipment	(52)	(16.5)	(47)	(15.0)	(5)	-
Medical	11	6.5	12	6.9	(1)	-
Energy	16	10.0	19	12.1	(3)	-
Total	(1)	(0.1)	11	1.2	(12)	-
Communications Solutions (3):
Data and devices	(38)	(14.8)	(38)	(14.8)	-	-
Appliances	(22)	(12.5)	(21)	(11.4)	(1)	-
Total	(60)	(13.9)	(59)	(13.7)	(1)	-
Total	$(179)	(5.3)%	$(161)	(4.8)%	$(43)	$25

(1) Organic net sales growth (decline) is a non-GAAP financial measure. See description of non-GAAP financial measures.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Industry end market information is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended December 27, 2019

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Tax Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating income:
Transportation Solutions	$316	$5	$4	$-	$325
Industrial Solutions	115	2	15	-	132
Communications Solutions	40	-	5	-	45
Total	$471	$7	$24	$-	$502

Operating margin	14.9%				15.8%

Other income, net	$5	$-	$-	$-	$5

Income tax expense	$(447)	$(1)	$-	$355	$(93)

Effective tax rate	95.1%				18.6%

Income from continuing operations	$23	$6	$24	$355	$408

Diluted earnings per share from continuing operations	$0.07	$0.02	$0.07	$1.05	$1.21

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Income tax expense related to the tax impacts of certain measures of Swiss tax reform.

(3) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended December 28, 2018

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating income:
Transportation Solutions	$332	$3	$21	$356
Industrial Solutions	100	3	35	138
Communications Solutions	52	-	19	71
Total	$484	$6	$75	$565

Operating margin	14.5%			16.9%

Other expense, net	$(1)	$-	$-	$(1)

Income tax expense	$(78)	$(1)	$(19)	$(98)

Effective tax rate	16.9%			18.1%

Income from continuing operations	$383	$5	$56	$444

Diluted earnings per share from continuing operations	$1.11	$0.01	$0.16	$1.29

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended March 29, 2019

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating income:
Transportation Solutions	$316	$4	$24	$-	$344
Industrial Solutions	137	5	17	-	159
Communications Solutions	77	-	1	-	78
Total	$530	$9	$42	$-	$581

Operating margin	15.5%				17.0%

Other income, net	$1	$-	$-	$-	$1

Income tax expense	$(91)	$(2)	$(10)	$15	$(88)

Effective tax rate	17.5%				15.4%

Income from continuing operations	$429	$7	$32	$15	$483

Diluted earnings per share from continuing operations	$1.26	$0.02	$0.09	$0.04	$1.42

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Includes income tax expense associated with the tax impacts of certain legal entity restructurings and intercompany transactions.

(3) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 27, 2019

(UNAUDITED)

		Adjustments
		Acquisition-
		Related Charges	Restructuring
		and Other	and Other	Tax	Adjusted
	U.S. GAAP	Items (1)(2)	Charges, Net (1)	Items (3)	(Non-GAAP) (4)
	($ in millions, except per share data)
Operating income:
Transportation Solutions	$1,226	$31	$144	$-	$1,401
Industrial Solutions	543	15	63	-	621
Communications Solutions	209	1	48	-	258
Total	$1,978	$47	$255	$-	$2,280

Operating margin	14.7%				17.0%

Other income, net	$2	$-	$-	$-	$2

Income tax (expense) benefit	$15	$(9)	$(61)	$(291)	$(346)

Effective tax rate	(0.8)%				15.5%

Income from continuing operations	$1,946	$38	$194	$(291)	$1,887

Diluted earnings per share from continuing operations	$5.72	$0.11	$0.57	$(0.86)	$5.55

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Includes acquisition-related charges of $30 million and a write-off of spare parts of $17 million.

(3) Includes a $216 million income tax benefit related to the tax impacts of certain measures of Swiss tax reform, a $90 million income tax benefit related to the effective settlement of a tax audit in a non-U.S. jurisdiction, and $15 million of income tax expense associated with the tax impacts of certain legal entity restructurings and intercompany transactions.

(4) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF FORWARD-LOOKING NON-GAAP FINANCIAL MEASURES

TO FORWARD-LOOKING GAAP FINANCIAL MEASURES

As of January 29, 2020

(UNAUDITED)

	Outlook for
	Quarter Ending
	March 27,	Outlook for
	2020	Fiscal 2020
Diluted earnings per share from continuing operations	$1.05 - $1.11	$3.23 - $3.53
Restructuring and other charges, net	0.14	0.58
Acquisition-related charges	0.03	0.08
Tax items	-	1.06
Adjusted diluted earnings per share from continuing operations (1)	$1.22 - $1.28	$4.95 - $5.25

Net sales growth (decline)	(9)% - (3)%	(4)% - (2)%
Translation	2	2
(Acquisitions) divestitures, net	(1)	(1)
Organic net sales growth (decline) (1)	(8)% - (2)%	(3)% - (1)%

(1) See description of non-GAAP financial measures.